Exhibit 99.1

Ignyta Granted Breakthrough Therapy Designation for Entrectinib by U.S.

Food and Drug Administration

May 15, 2017, 7:00 AM Eastern Time

SAN DIEGO —(BUSINESS WIRE)—Ignyta, Inc. (Nasdaq: RXDX), a biotechnology company focused on precision medicine in oncology, today announced that the U.S. Food and Drug Administration (FDA) has granted a Breakthrough Therapy Designation (BTD) to entrectinib “for the treatment of NTRK fusion-positive, locally advanced or metastatic solid tumors in adult and pediatric patients who have either progressed following prior therapies or who have no acceptable standard therapies.” Entrectinib is the company’s investigational, orally available, CNS-active tyrosine kinase inhibitor targeting tumors that harbor NTRK1/2/3, ROS1, or ALK gene fusions.

The FDA’s Breakthrough Therapy Designation is intended to expedite development and review timelines of potential new medicines for use in the treatment of a serious or life-threatening condition when preliminary clinical evidence indicates the drug may demonstrate substantial improvement over available therapies on one or more clinically significant endpoints [1].

“The granting of Breakthrough Therapy Designation enables us to continue high quality engagement with the FDA during the development of entrectinib, and we greatly appreciate the commitment by FDA to move this investigational drug forward,” said Jonathan Lim, M.D., Chairman and CEO of Ignyta. “We believe this designation validates the broad potential of entrectinib as a novel treatment for patients, regardless of age, with TRK-positive tumors, a group of cancers for which there currently is no approved treatment and which represents a clear unmet medical need.”

About Entrectinib

Entrectinib is a novel, orally available, CNS-active tyrosine kinase inhibitor targeting tumors that harbor activating alterations to NTRK1/2/3 (encoding TRKA/TRKB/TRKC), ROS1 or ALK. Entrectinib is the only TRK inhibitor with clinically demonstrated activity against primary and metastatic CNS disease, and does not have undesirable off-target activity. This product candidate is in a Phase 2 clinical trial called STARTRK-2, which is the second of the “Studies of Tumor Alterations Responsive to Targeting Receptor Kinases.” The trial is a global, multicenter, open label, potentially registration-enabling Phase 2 clinical trial of entrectinib that utilizes a basket design with screening of patient tumor samples for the relevant targets. Such a basket design takes full advantage of entrectinib’s demonstrated preliminary clinical activity across a range of different tumor types and molecular targets.

About Ignyta, Inc.

Blazing a New Future for Patients with Cancer™

At Ignyta, we work tirelessly on behalf of patients with cancer to offer potentially life-saving, precisely targeted therapeutics (Rx) guided by companion diagnostic (Dx) tests. Our integrated Rx/Dx strategy allows us to enter uncharted territory, illuminating the molecular drivers of cancer and quickly advancing treatments to address them. This approach embraces even those patients with the rarest cancers, who have the highest unmet need and who may otherwise not have access to effective treatment options. With our pipeline of potentially first-in-class or best-in-class precision medicines, we are pursuing the ultimate goal of not just shrinking tumors, but eradicating cancer relapse and recurrence in precisely defined patient populations.

For more information, please visit: www.ignyta.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Ignyta’s ability to successfully conduct clinical trials for its product candidates, the impact of entrectinib breakthrough therapy designation on Ignyta’s interactions with FDA and the FDA’s commitment to the advancement of entrectinib. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; Ignyta’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in Ignyta’s plans to develop and commercialize its product candidates; the potential for final results of the ongoing clinical trials of entrectinib or other product candidates, or any future clinical trials of entrectinib or other product candidates, to differ from preliminary or expected results; Ignyta’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; Ignyta’s ability to obtain and maintain intellectual property protection for its product candidates; the risk that orphan drug exclusivity may not effectively protect a product from competition and that such exclusivity may not be maintained; the potential for the company to fail to maintain the CAP accreditation and CLIA certification of its diagnostic laboratory; the loss of key scientific or management personnel; competition in the industry in which Ignyta operates; and market conditions. These forward-looking statements are made as of the date of this press release, and Ignyta assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation Ignyta’s Annual Report on Form 10-K for the year ended December 31, 2016, and subsequent Quarterly Reports on Form 10-Q.

References

[1] U.S. Food and Drug Administration Safety and Innovation Act. Available at: http://www.gpo.gov/fdsys/pkg/PLAW-112publ144/pdf/PLAW-112publ144.pdf Accessed May 12, 2017.

Contacts

Ignyta, Inc.

Jacob Chacko, M.D.

CFO

858-255-5959

jc@ignyta.com

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